UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JAKKS Pacific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2024

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of JAKKS Pacific, Inc. to be held on Friday, December 6, 2024 at 8:00 a.m. Pacific Time.

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting live, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/JAKK2024. There is no physical location for the Annual Meeting. The purpose of the Annual Meeting is to consider and act upon the following matters:

(1)	To elect two (2) Class I Directors to hold office for the term described in this proxy statement.

(2)	To ratify the selection of the firm of BDO USA as the Company’s independent auditors for the current fiscal year.

(3)	To conduct an advisory vote on executive compensation.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on October 10, 2024 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each of the proposals 2 and 3 set forth in this proxy statement and “FOR” each of the nominees for director.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, a live secure link will be provided to any stockholder of record virtually attending the Annual Meeting which will provide access to the list of stockholders.

Your vote is important and whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Voting by proxy will ensure your shares are represented at the Annual Meeting. Banks and brokers cannot exercise discretionary voting on certain matters. Accordingly, if you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters. You may revoke the proxy at any time before the authority granted therein is exercised.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, and proxy card or voting instruction form and our Annual Report for the fiscal year ended December 31, 2023 (the “Meeting Materials”). Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how stockholders can access the Meeting Materials over the Internet and vote their shares. The Notice also contains instructions on how stockholders can receive a printed copy of the Meeting Materials. We believe this process will expedite stockholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

By Order of the Board of Directors,

Stephen G. Berman,

Secretary

Santa Monica, California

October 25, 2024

JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the “Company”) for use at the 2024 Annual Meeting of Stockholders to be held on December 6, 2024, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

We have decided to hold a virtual meeting in light of on-going concerns regarding COVID-19 and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.

For the reasons stated above, (i) the Annual Meeting will be conducted completely online via the internet and there is no physical location for the Annual Meeting. Stockholders may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/JAKK2024 and (ii) we are sending you a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, proxy card or voting instruction form, and our Annual Report for the fiscal year ended December 31, 2023 (the “Meeting Materials”).

If you are a registered holder, you may log in by using the Virtual Control Number included on your Notice (and on your proxy card if so requested). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/JAKK2024. Please allow ample time for online check-in, which will begin at 7:30 a.m., Pacific Time/10:30 a.m. Eastern Time, on December 6, 2024.

Voting Securities and Votes Required

At the close of business on October 10, 2024, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 10,991,823 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting for all matters to be voted on by the holders of our common stock. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter.

Proposal No. 1 (directors) - With respect to the election of directors, our By-Laws provide that a majority of the votes cast are required for election of directors in uncontested director elections, but allow our Board of Directors (the “Board”) to nonetheless retain a director who does not receive a majority of the votes cast in the event it believes that would serve the best interests of the Company and its shareholders. This is popularly referred to as the “Intel” procedure named after Intel Corporation that first adopted such a process in 2006, and which process has been adopted by numerous Fortune 500 companies since then. What this means in practice is that if a director is not elected by a majority of the votes cast at the annual meeting, the director shall offer to tender his or her resignation to the Board. The Nominating Committee of the Board (the “Nominating Committee”) will then consider the matter and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action is to be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. Inasmuch as this year there is an uncontested slate of director nominations, this process will be implicated.

Our Board is classified into three classes with staggered three-year terms, designated as follows:

●	Class I, currently comprised of Stephen Berman and Zhao Xiaoqiang (who is not standing for reelection) with their terms expiring at this annual meeting of stockholders;

●	Class II, currently comprised of Joshua Cascade, Carole Levine and Alexander Shoghi, with their terms expiring at the annual meeting of stockholders to be held in 2025; and

●	Class III, currently comprised of Matthew Winkler and Lori MacPherson, with their terms expiring at the annual meeting of stockholders to be held in 2026.

Proposal No. 2 (auditors) – With respect to the approval of the auditors, the affirmative vote of a majority of the shares present and entitled to vote on the matter is required for approval.

Proposal No. 3 (executive compensation) - With respect to approval of our executive compensation, while our Board and its Compensation Committee (the “Compensation Committee”) will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have the effect of a vote against each of Proposals 2 and 3.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on executive competition) is a “non-routine” matter. A “broker non-vote” will have no effect on the outcome of any of these matters.

Virtual Meeting Protocols

How to Vote

If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice is being sent directly to you by the Company. If you are a stockholder of record of the Company, you may virtually attend the Annual Meeting and vote your shares in person or as otherwise detailed on the Notice. If your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you, by such bank, broker or other nominee. As the beneficial owner, you are also invited to virtually attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the Annual Meeting.

If you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote online while virtually attending the Annual Meeting or vote by proxy, by telephone, by internet or by mail. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote in person even if you have already voted by proxy, although doing so will have the effect of revoking your earlier vote.

•To vote online at the Annual Meeting. To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAKK2024. You will then be prompted to enter the meeting password which is your unique control number (included on the Notice (and on the proxy card if requested)) and then follow the instructions in the Annual Meeting portal.

•To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice (and the proxy card if so requested). Your telephone vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on December 5, 2024 to be counted.

•To vote online not at the Annual Meeting. To vote through the Internet without attending the Annual Meeting, go to www.Proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice (and the proxy card if so requested). Your Internet vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on December 5, 2024 to be counted.

•To vote by proxy by mail. You may submit your proxy by mail by following the instructions on the Notice to obtain hard copies of the proxy materials and proxy card and then completing and signing the proxy card and mailing it in the envelope which will be provided to you with the proxy materials. Provided your proxy card is received prior to the Annual Meeting your shares will be voted as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on executive competition) are each considered “non-routine” matters, your broker will not be able to vote your shares of our common stock without specific instructions from you.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received the Notice with voting instructions from that organization rather than from the Company. Follow the instructions from your broker or other agent to vote by telephone or over the internet or contact your broker or bank to request a proxy form. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other agent.

Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, by following the instructions on the Notice (and on the proxy card if requested), or by virtually attending the Annual Meeting and voting in person. Attendance (virtually) alone at the Annual Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Participation

You do not need to pre-register to attend and/or participate in the Annual Meeting. Fifteen (15) minutes prior to the start of the Annual Meeting go to www.virtualshareholdermeeting.com/JAKK2024 and follow the instructions.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you can virtually attend the Annual Meeting on the Internet by going to www.virtualshareholdermeeting.com/JAKK2024 and following the instructions. Should you be asked for a password at any point in the process, simply insert your unique control number which is included on the Notice (and on the proxy card if requested).

If you hold your shares through an intermediary, and desire to virtually attend the Annual Meeting online by webcast you must submit proof of your beneficial ownership reflecting your Company holdings along with your name and email address by going to www.Proxyvote.com and following the instructions no later than 11:59 p.m. Pacific Time/2:59 a.m. Eastern Time, on December 5, 2024.

Alternatively, you can send the information by mail to:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAKK2024, entering the meeting password and your unique control number (included on the Notice (and on the proxy card if requested), and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in. In accordance with the rules of conduct, we ask that you limit yourselves to one brief question that is relevant to the Annual Meeting or our business. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/JAKK2024 or during the meeting, there will be a toll-free number and international number available on the website to help you. Technicians will be ready to assist you with any technical difficulties you may have, beginning at 7:45 a.m. Pacific Time/10:45 a.m. Eastern Time a.m. on December 6, 2024 through the conclusion of the Annual Meeting. You will have the ability to test the system before the Annual Meeting starts.

General Information

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board and "FOR" each of the proposals 2 and 3. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary, by voting online during the Annual Meeting, or as otherwise described above.

We are mailing the Notice with respect to this Proxy Statement to our stockholders on or about October 25, 2024. The proxy materials include our Annual Report on Form 10-K for our fiscal year ended December 31, 2023.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours or go to virtualmeeting@viewproxy.com. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record virtually attending the Annual Meeting via a live secure link.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of October 10, 2024 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)		Percent of Outstanding Shares (4)
Lawrence I. Rosen	1,885,672	(5)	17.2%
Hong Kong Meisheng Cultural Company Limited	523,954	(6)	4.8
Stephen G. Berman	216,126	(7)	2.0
John L. Kimble	143,797	(8)	1.3
Alexander Shoghi	12,564	(9)	*
Zhao Xiaoqiang	9,629	(10)	*
Matthew Winkler	-		-
Lori MacPherson	-		-
Joshua Cascade	-		-
Carole Levine	-		-
All Directors and executive officers as a group (8 persons)	382,116	(11)	3.5

*	Less than 1% of our outstanding shares.

(1)	Unless otherwise indicated, such person’s address is c/o JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405.
(2)

The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of our outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after October 10, 2024. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)

Except as otherwise indicated, exercises sole voting power and sole investment power with respect to such shares. All share amounts have been adjusted to reflect the 1-10 reverse split effective July 9, 2020.

(4)	Based upon 10,991,823 shares outstanding on October 10, 2024. Does not include, unless noted otherwise, any shares of common stock issuable upon the conversion of any Restricted Stock Units (“RSUs”).
(5) (6)

The address of Mr. Rosen is 1578 Sussex Turnpike (Bldg. 5), Randolph, NJ 07689. Possesses shared voting and dispositive power with respect to all of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from a Form 4 filed on June 24, 2024.

The address of Hong Kong Meisheng Culture Company Ltd is Room 1901, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. Zhao Xiaoqiang, executive director of this entity, is a director of the Company. Possesses shared voting and dispositive power with respect to all of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D/A filed on January 26, 2018.

(7)

Does not include an aggregate of 508,371 shares of common stock underlying unvested RSUs issued pursuant to the terms of Mr. Berman’s January 1, 2003 Employment Agreement (as amended to date) which RSUs are further subject to the terms of Restricted Stock Unit Award Agreements with Mr. Berman (the “Berman Agreement”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(8)

Does not include 116,569 shares underlying currently unvested RSUs which will vest pursuant to the terms of Mr. Kimble’s November 18, 2019 Employment Agreement (as amended to date), which RSUs are further subject to the terms of our Restricted Stock Unit Award Agreements with Mr. Kimble (the “Kimble Agreement”). The Kimble Agreement provides that Mr. Kimble will forfeit his rights to some or all of such RSUs unless certain conditions precedent are met, as described in the Kimble Agreement. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(9)

Consists of 12,564 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan (the “2002 Plan”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(10)

Consists of 9,629 shares of common stock issued pursuant to our 2002 Plan. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director.

(11)

Does not include any shares underlying RSUs. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director.

ELECTION OF DIRECTORS

(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the two nominees named below, unless you determine to vote against the election of any or all of the nominees by marking the proxy to that effect. With respect to the nominees, Mr. Berman currently serves as our director and Ms. Mahabir is being nominated for the first time. Both nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management, in accordance with the terms of the Third Amended and Restated By-laws and the Nominating Committee Charter, each as amended. Each director will be elected to hold office for the terms described below or until his or her successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

In November 2019, our stockholders approved the Company’s Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible, with one class standing for election each year for a three-year term. The directors in Class I are currently up for election for a three-year term. The directors in Class II are up for election in 2025 for a three-year term and the directors in Class III are up for election in 2026 for a three-year term. At each Annual Meeting of Stockholders, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

Pursuant to the terms of an agreement entered into as of August 3, 2022 between us and the holders of our Series A Preferred Stock, special rights granted to the preferred holders with respect to the election and/or nomination of certain directors have been terminated and the election of all of our directors is now voted on solely by our common stockholders. On March 8, 2024 the Company redeemed all of its shares of Series A Senior Preferred Stock for an aggregate price of $20,000,000 cash and 571,295 of its common shares.

Nominees

Set forth below for each nominee as director is the nominee’s name, age, and position with us, the Committee of the Board upon which he or she currently sits, his or her principal occupation and business experience during at least the past five years and the date of the commencement of his or her term as a director.

Name	Age	Position with the Company	Board Committee Membership
Stephen Berman	60	Director	None

Neilwantie Mahabir	60	None	N/A

Class I Directors – Term expiring at 2024 Annual Meeting

Stephen G. Berman, age 60, has been our Chief Operating Officer (until August 23, 2011) and Secretary and one of our Directors since co-founding JAKKS in January 1995. From February 17, 2009 through March 31, 2010 he was also our Co-Chief Executive Officer and has been our Chief Executive Officer since April 1, 2010. Since January 1, 1999, he has also served as our President, and since October 23, 2015 he has also served as our Chairman. From the Company’s inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services.

Neilwantie Mahabir, age 60, is Chief Executive Officer of LaRose Industries LLC, which manufactures toy, activity, art and stationery products including under the brands RoseArt and Cra-Z-Art. From 2006 until 2008 she was Chief Operating Officer of Barton’s Confectionary, which manufactured chocolate products. Ms. Mahabir joined RoseArt Industries, Corp, a toy and stationery company, in 1988 as a customer service manager, then became head of sales and marketing, and was appointed executive vice president of RoseArt Industries in 2000. She served in that capacity until RoseArt Industries’ sale in 2005, and joined LaRose Industries on its formation in 2008. She graduated from the New Amsterdam Multilateral School in Guyana, South America and received a Bachelor of Business Administration from the American Business Institute.

Class II Directors – Term expiring at 2025 Annual Meeting - (Not up for election at this Meeting)

Joshua Cascade, age 52, has been a director since August 9, 2019. Mr. Cascade is a private equity investor with over two decades of private equity experience. From 2014 to 2018 he was a Managing Partner at Wellspring Capital Management, an American private equity firm focused on leveraged buyout investments in middle-market companies, where he previously served as a Partner from 2007 to 2014 and a Principal from 2002 to 2006. As a Managing Partner, he was one of five individuals responsible for firm management. From 1998 to 2002, he was an associate at Odyssey Investment Partners. From 1994 to 1998 he was an Analyst (1994-1996) and an Associate (1996-1998) at The Blackstone Group. Mr. Cascade also teaches a course on leveraged buyouts at Yale School of Management and University of Michigan, Ross School of Business and is a frequent MBA lecturer at numerous institutions. Mr. Cascade graduated with the highest distinction from the University of Michigan, Ann Arbor, with a Bachelor of Arts degree in Business Administration.

Carole Levine, age 67, has been a director since September 27, 2019. Ms. Levine is currently a Consumer Products Marketing & Sales Consultant, where she works with clients in a range of industries, including toy manufacturing, entertainment, and food and beverage. From 1994 to 2017, she held a number of positions at Mattel, Inc., an American multinational toy manufacturing company, including Vice President, Sales, Mattel & Fisher-Price Emerging Channels (from 2005 to 2012), Vice President, Global Marketing (from 2012 to 2015), Vice President, Interim General Manager, RoseArt division (from 2015 to 2017) and Vice President, Retail Business Development - Mattel Consumer Products (from 2015 to 2017). She has also been the Co-Chairman of the Children Affected by AIDS Foundation, Los Angeles for over 10 years and a member of the Licensing Industry Marketing Association. She holds a Bachelor of Arts degree in Sociology from the University of Colorado, Boulder and participated in the Accelerated Executive Marketing Program at Northwestern University’s Kellogg School of Business.

Alexander Shoghi, age 43, has been a Director since December 18, 2015. Mr. Shoghi is a Portfolio Manager at Oasis Management, a private investment management firm headquartered in Hong Kong. Mr. Shoghi joined Oasis in 2005, first based in Hong Kong, and subsequently relocating to the U.S. as the founder and manager of Oasis Capital in Austin, Texas in early 2012. From 2004 to 2005, Mr. Shoghi worked at Lehman Brothers in New York City. Mr. Shoghi holds a Bachelor of Science of Business Administration in Finance and International Business degree from Georgetown University.

Class III Directors – Term expiring at 2026 Annual Meeting – (Not up for election at this Meeting)

Matthew Winkler, age 43, has been a director since August 9, 2019. Mr. Winkler is currently a Managing Director at Benefit Street Partners (“BSP”), a leading credit-focused alternative asset management firm. Mr. Winkler joined Benefit Street Partners in July 2014. Prior thereto, from November 2009 to March 2014, he worked in the Special Assets Group at Goldman Sachs. From July 2003 to November 2009, Mr. Winkler held analyst positions at different firms, focusing on areas such as special situations, distressed debt, and mergers and acquisitions. He holds a Bachelor of Arts in Public and Private Sector Organization from Brown University.

Lori MacPherson, age 57, has been a director since September 27, 2021. Ms. MacPherson was an entertainment and consumer products executive with over two decades of experience at the Walt Disney Company, a multinational media and entertainment conglomerate. From 2010-2014 she served as Executive Vice President, Global Product Management for The Walt Disney Studios. Prior thereto she was Executive Vice President and General Manager of the global Walt Disney Studios Home Entertainment division (2009-2010), Senior Vice President and General Manager of Walt Disney Studios Home Entertainment North America (2006-2009) and held a variety of senior Marketing and Product Management positions (1991-2006). Ms. MacPherson currently sits on the Board of Trustees at Polytechnic School in Pasadena, California. She holds a Bachelor of Arts degree in French Literature from Pomona College.

Qualifications for All Directors

In considering potential candidates for election to the Board, the Nominating Committee and the Board observes the following guidelines, among other considerations: (i) the Board must include a majority of independent directors; (ii) each candidate shall be selected without regard to age, sex, race, religion or national origin; (iii) each candidate should have the highest level of personal and professional ethics and integrity and have the ability to work well with others; (iv) each candidate should only be involved in activities or interests that do not conflict or interfere with the proper performance of the responsibilities of a director; (v) each candidate should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (vi) each candidate should have sufficient time available, and a willingness to devote the necessary time, to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at board and committee meetings and advance review of board and committee materials. The Chief Executive Officer will then interview such a candidate. The Nominating Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the Company’s stockholders. The manner in which the Nominating Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a stockholder of the Company. With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications and overall contributions to the Company. In light of Mr. Zhao’s determination not to stand for reelection as a Class I Director, these procedures were followed with respect to the selection of Ms. Neilwantie Mahabir to be a first-time nominee as a director.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. However, California law required that by the end of 2021 California-headquartered public companies with a board of directors the size of the Company have at least three female directors on its board and at least one director on its board who is from an underrepresented community, defined as “an individual who self‑identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self‑identifies as gay, lesbian, bisexual, or transgender.” In the event the size of the Company’s board remains the same, the law mandated that by the end of calendar 2022 the number of directors from underrepresented communities on the Company’s board be increased to have at least two directors from underrepresented communities. Nasdaq has also adopted board diversity requirements, but the Company believes that by complying with the California diversity requirements it will be in compliance with the Nasdaq requirements. The California diversity requirements have been found unconstitutional and are not currently applicable. The Company’s board is currently in compliance with all applicable diversity requirements.

The Board has identified the following qualifications, attributes, experience and skills that are important to be represented on the Board as a whole: (i) management, leadership and strategic vision; (ii) financial expertise; (iii) marketing and consumer experience; and (iv) capital management.

The Board has determined that five of seven directors who serve on the Board as of the date of this Proxy Statement (Messrs. Cascade, Shoghi and Winkler and Ms. Levine and Ms. MacPherson) are “independent,” as defined under the applicable rules of Nasdaq. In making this determination, the Board or the Nominating Committee, as applicable, considered the standards of independence under the applicable rules of Nasdaq and all relevant facts and circumstances (including, without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) to ascertain whether any such person had a relationship that, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. If elected, Ms. Mahabir will be categorized as an independent director.

Our directors serve in accordance with the Third Amended and Restated By-laws until their respective successors are elected and qualified or until their earlier death, disability, retirement, resignation or removal. Subject to existing employment agreements, our officers are appointed annually by the Board and serve at its discretion. All of our current independent directors, other than Ms. MacPherson, have served as such for more than the past five years. Our current independent directors were selected for their financial management expertise (Messrs. Cascade, Shoghi and Winkler) and general business and industry specific experience (Ms. Levine and Ms. MacPherson). We believe that the Board is best served by benefiting from this blend of business and financial expertise and experience. Our remaining directors consist of our Chief Executive Officer (Mr. Berman), who brings management’s perspective to the Board’s deliberations, and Mr. Zhao, who contributed his business experience, including experience in manufacturing and his experience with Chinese markets, to the Board but is not standing for re-election to the Board. Ms. Mahabir was selected for her general business and industry specific experience.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Company. Risks are considered in virtually every business decision and business strategy. While the Board recognizes that appropriate risk-taking is essential for the Company to remain competitive and achieve its long-term goals, it nonetheless strongly believes that risk taking must be closely monitored.

The Board has implemented the following risk oversight framework: (i) know the major risks inherent in the Company’s business and strategy and compensation policies; (ii) evaluate risk management processes; (iii) encourage open and regular communication about risks between management and the Board; and (iv) cultivate a culture of integrity and risk awareness.

While the Board oversees risk, management is responsible for managing risk. We have developed internal processes to identify and manage risk and communicate appropriately with the Board. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed and Directors are encouraged to communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through its designated and established Committees, which play significant roles in carrying out the risk oversight function. At the initial meeting of the Board of Directors following this annual meeting, the elected directors will review the composition of its various committees. All of our Committees meet regularly and report back to the full Board. The risk oversight functions are allocated among our Committees as follows:

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The Audit Committee is responsible for overseeing risks associated with the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and meets separately with representatives of the Company’s independent accounting firm.

●	The Compensation Committee is responsible for overseeing risk associated with the Company’s compensation philosophy and programs.

●	The Nominating and Governance Committee is responsible for overseeing risks related to evolving governance legislation and trends.

●	The Cybersecurity Committee is responsible for overseeing risks related to evolving cybersecurity threats.

Board Leadership Structure; Executive Sessions

Until the untimely passing of Jack Friedman in May 2010, our board structure featured (i) a combined Chairman of the Board and Chief Executive Officer, and (ii) non-management, active and effective directors of equal importance and with an equal vote. Since Mr. Friedman’s untimely passing in May 2010, we had not selected a Chairman to succeed him until October 1, 2015 when the board determined to elect Mr. Berman to the position of Chairman of the Board. The board intends to continue its current practice of having non-management Board members meet without management present at regularly scheduled executive sessions. Also, at least twice a year, such meetings include only the independent members of the Board. During 2023 at least three such meetings occurred.

Committees of the Board of Directors

Committees of the Board of Directors

We have an Audit Committee, a Compensation Committee and a Nominating Committee. The Capital Allocation Committee, which was established as a standing committee in February 2016, was dissolved in August 2019. In the first quarter of 2024 we formed a Cybersecurity Oversight Committee.

Audit Committee. In addition to risk management functions, the primary functions of the Audit Committee are to select or to recommend to the Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review and assess the scope and quality of our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditors; and to review the adequacy of our system of internal accounting controls. Effective as of their respective dates of appointment to the Board, Messrs. Shoghi (Chair) and Winkler and Ms. Levine are the members of the Audit Committee. Each member of the Audit Committee is “independent” (as defined in NASD Rule 4200(a)(14)) and able to read and understand fundamental financial statements. Mr. Shoghi, our audit committee financial expert, possesses the financial expertise required under Rule 401(h) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and NASD Rule 4350(d)(2) as a result of his experience as a portfolio manager at Oasis Management. He is further “independent” as defined under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. We will, in the future, continue to have (i) an Audit Committee of at least three members comprised solely of independent directors, each of whom will be able to read and understand fundamental financial statements (or will become able to do so within a reasonable period of time after his or her appointment); and (ii) at least one member of the Audit Committee who will possess the financial expertise required under NASD Rule 4350(d)(2). The Board has adopted a written charter for the Audit Committee, which reviews and reassesses the adequacy of that charter on an annual basis. The full text of the charter is available on our website at www.jakks.com.

Compensation Committee. In addition to risk oversight functions, the Compensation Committee makes recommendations to the Board regarding compensation of management employees and administers plans and programs relating to employee benefits, incentives, compensation and awards under the 2002 Stock Award and Incentive Plan (the “2002 Plan”). Messrs. Winkler and Shoghi (Chair) are the members of the Compensation Committee. The Board has determined that each of them is “independent,” as defined under the applicable rules of Nasdaq. A copy of the Compensation Committee’s Charter is available on our website at www.jakks.com. Executive officers that are members of the Board make recommendations to the Compensation Committee with respect to the compensation of other executive officers who are not on the Board. Except as otherwise prohibited, the Compensation Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of such persons. The Company provides the appropriate funding to such persons as determined by the Compensation Committee, which also conducts an independent assessment of its outside advisors using the six factors contained in Exchange Act Rule 10C-1. The Compensation Committee receives legal advice from our outside general counsel and retained Willis Towers Watson (“WTW”) and Lipis Consulting, Inc., compensation consulting firms, to directly advise the Compensation Committee from time to time.

Frederic W. Cook & Co. (“FWC”), a compensation consulting firm, was consulted during 2023.

The Compensation Committee also annually reviews the overall compensation of our executive officers to determine whether discretionary bonuses should be granted.

Nominating Committee. In addition to risk oversight functions, the Nominating Committee develops our corporate governance system and reviews proposed new members of the Board, including those recommended by our stockholders. Messrs. Winkler (Chair) and Cascade and Ms. MacPherson are the members of the Nominating Committee, which operates pursuant to a written charter adopted by the Board, the full text of which is available on our website at www.jakks.com. The Board has determined that each member of the Nominating Committee is “independent,” as defined under the applicable rules of Nasdaq.

The Nominating Committee will annually review the composition of the Board and the ability of its current members to continue effectively as directors for the upcoming fiscal year. The Nominating Committee established the position of Chairman of the Board in 2015. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating Committee thinks it is in the Company’s best interests to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholder meetings or an incumbent director chooses not to run, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references, and each candidate will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with members of the Board. Based on this input, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or be presented for the approval of the stockholders, as appropriate. Upon being informed of Mr. Zhao’s intention to not stand for reelection at this year’s annual meeting, the Nominating Committee recommended that Ms. Neilwantie Mahabir be selected as a nominee for director.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Financial Officer, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, all of which must be submitted in the time frame described under the appropriate caption in our proxy statement. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the Nominating Committee’s consent.

Pursuant to the Director Resignation Policy adopted by the Board following our 2014 Annual Meeting of Stockholders, if a nominee for director in an uncontested election receives less than a majority of the votes cast, the director must submit his resignation to the Board. The Nominating Committee then considers such resignation and makes a recommendation to the Board concerning the acceptance or rejection of such resignation. This procedure was implemented following our 2016 Annual Meeting of Stockholders.

Cybersecurity Oversight Committee. The Cybersecurity Oversight Committee is responsible for oversight of our risk assessment, risk management, disaster recovery procedures and cybersecurity risks and the processes, and procedures related to, and stemming from, cyber-related issues. It is anticipated that the Committee will meet with management and outside cybersecurity experts to discuss cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs. Ms. Levine and Ms. MacPherson are the members of the Committee. The Board has determined that each of them is “independent,” as defined under the applicable rules of Nasdaq.

Special Committees. In addition to the above-described standing committees, the Board establishes special committees as it deems warranted.

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

From January 1, 2023 through December 31, 2023, the Board of Directors, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee each met or acted without a meeting pursuant to unanimous written consent at least nine times, five times, three times and nil times, respectively. All directors attended at least 75% of all board meetings and committee meetings of which they are members.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend. All of the directors then serving and nominated for re-election virtually attended our last Annual Stockholder Meeting which was held virtually on December 15, 2023.

Stockholder Communications

Stockholders interested in communicating with the Board may do so by writing to any or all directors, care of our Chief Financial Officer, at our principal executive offices. Our Chief Financial Officer will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in his judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Chief Financial Officer. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Financial Officer, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2025 Annual Meeting,” in this Proxy Statement. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the consent of the Nominating Committee.

Code of Ethics

We have a Code of Ethics (which we call a Code of Conduct) that applies to all our employees, officers and directors. This Code was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. During 2023 the Code was updated and we have posted on our website, www.jakks.com, the full text of such updated Code. We will disclose when there have been waivers of, or amendments to, such Code, as required by the rules and regulations promulgated by the SEC and/or Nasdaq.

Pursuant to our Code of Conduct, all of our employees are required to disclose to our General Counsel, the Board or any committee established by the Board to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and the Company. Our Code of Conduct also directs all employees to avoid any self-interested transactions without full disclosure. This policy, which applies to all of our employees, is reiterated in our Employee Handbook which states that a violation of this policy could be grounds for termination. In approving or rejecting a proposed transaction, our General Counsel, the Board or a designated committee of the Board will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with our best interests, as they determine in good faith.

Executive Officers

Our executive officers are elected by our Board of Directors and serve pursuant to the terms of their respective employment agreements. One of our executive officers, Stephen G. Berman, is also a Director of the Company. See above for biographical information about this officer. The other current executive officer is John L. Kimble, our Executive Vice President and Chief Financial Officer. During 2023, and John (Jack) McGrath, our Chief Operating Officer, was also an executive officer.

John L. Kimble became our Executive Vice President and Chief Financial Officer on November 20, 2019. Mr. Kimble worked for over 12 years at various positions at The Walt Disney Company, ultimately as VP/Finance, Strategy, Operations and Business Development. More recently, Mr. Kimble spent six years at Mattel, Inc. where he served in various positions and concluded his career there as VP/Head of Corporate Development - Licensing Acquisitions - M&A. In between his service at Disney and Mattel, he spent two years as an entrepreneur at a start-up gaming company. He began his career as a consultant for Mars & Co., a global strategy consulting firm. Mr. Kimble received his Bachelor’s Degree in Management Science, Concentration in Finance, Minor in Economics from the Sloan School, Massachusetts Institute of Technology (M.I.T.) and has a Master of Business Administration (MBA) from the Wharton School of the University of Pennsylvania.

During 2023, John J. (Jack) McGrath served as our Chief Operating Officer, a position he has held since 2011, and was responsible for the Company’s global operations. He brought more than 24 years of experience, having served as our Executive Vice President of Operations from December 2007 until August 2011 when he became our Chief Operating Officer. Mr. McGrath was our Vice President of Marketing from 1999 to August 2003 and Senior Vice President of Operations until 2007. Effective January 1, 2024, Mr. McGrath was assigned to, and works out of, our United Kingdom office as President European Operations and he is no longer the Executive Vice President & Chief Operating Officer of the Company. Prior to joining the Company, Mr. McGrath was a Brand Marketer for Hot Wheels® at Mattel Inc. and part of its Asia Pacific marketing team. Mr. McGrath served honorably in the U.S. Army and holds a Bachelor of Science degree in Marketing.

Certain Relationships and Related Transactions

In November 2014, the Company entered into a joint venture with Meisheng Cultural & Creative Corp., Ltd., (“MC&C”) for the purpose of providing certain JAKKS licensed and non-licensed toys and consumer products to agreed-upon territories of the People’s Republic of China. The joint venture includes a subsidiary in the Shanghai Free Trade Zone that sells, distributes, and markets these products, which include dolls, plush, role play products, action figures, costumes, seasonal items, technology and app-enhanced toys, based on top entertainment licenses and JAKKS’ own proprietary brands. The Company owns fifty-one percent of the joint venture and consolidates the joint venture since control rests with the Company. The non-controlling interest’s share of the income from the joint venture for the year ended December 31, 2023, 2022 and 2021 was ($293,000), ($330,000) and $120,000, respectively.

In October 2016, the Company entered into a joint venture with Hong Kong Meisheng Cultural Company Limited (“Meisheng”), a Hong Kong-based subsidiary of Meisheng Culture & Creative Corp, for the purpose of creating and developing original, multiplatform content for children including new short-form series and original shows. JAKKS and Meisheng each own fifty percent of the joint venture and will jointly own the content. JAKKS will retain merchandising rights for kids’ consumer products in all markets except China, which Meisheng Culture & Creative Corp. will oversee through the Company’s existing distribution joint venture. The results of operations of the joint venture are consolidated with the Company’s results. The non-controlling interest’s share of the income (loss) from the joint venture for the years ended December 31, 2023, 2022 and 2021 was nil. MC&C is an affiliate of Meisheng and Meisheng holds shares of the Company’s outstanding common stock. Mr. Zhao, a control person of Meisheng, is currently a director of the Company. However, he is not standing for reelection and following this annual meeting he will no longer be an affiliate of the Company.

In March 2017, the Company entered into an agreement with a Hong Kong affiliate of its China joint venture partner. After their shareholder and China regulatory approval, the transaction closed on April 27, 2017. In 2018, the Company issued 4,158 shares of restricted stock at a value of $0.1 million to the non-employee director, which vested in January 2019. In 2019, the Company issued 5,471 shares of restricted stock at a value of $0.1 million to the non-employee director, which vested in January 2020.

In March 2017, the Company entered into an equity purchase agreement with Meisheng which provided, among other things, that as long as Meisheng and its affiliates hold 10% or more of the issued and outstanding shares of common stock of the Company, Meisheng would have the right from time to time to designate a nominee for election to the Company’s board of directors. Meisheng and its affiliates hold less than 10% of the issued and outstanding shares of common stock of the Company.

Meisheng also serves as a significant manufacturer of the Company. For the year ended December 31, 2023, 2022 and 2021, the Company made inventory-related payments to Meisheng of approximately $75.7 million, $120.5 million and $77.7 million, respectively. As of December 31, 2023 and 2022, amounts due to Meisheng for inventory received by the Company, but not paid totaled $12.3 million and $9.8 million, respectively.

A director of the Company is a director at Benefit Street Partners. In June 2021 the Company and certain of its subsidiaries, as borrowers, entered into a First Lien Term Loan Facility Credit Agreement with Benefit Street Partners L.L.C., as Sole Lead Arranger, and BSP Agency, LLC, as agent, for a $99,000,000 first-lien secured term loan (the “Initial Term Loan”) and $19,000,000 delayed draw term loan (the “Delayed Draw Term Loan”), collectively, the “2021 BSP Term Loan”). Proceeds from the Initial Term Loan, together with available cash from the Company, were used to repay the Company’s existing term loan, under the loan agreement dated as of August 9, 2019 entered into as part of the Recapitalization Transaction. On July 29, 2021 the Company terminated its Delayed Draw Term Loan option.

Amounts outstanding under the 2021 BSP Term Loan bore interest at either (i) LIBOR plus 6.50% - 7.00% (determined by reference to a net leverage pricing grid), subject to a 1.00% LIBOR floor, or (ii) base rate plus 5.50% - 6.00% (determined by reference to a net leverage pricing grid), subject to a 2.00% base rate floor. The 2021 BSP Term Loan was termed to mature in June 2027. The 2021 BSP Term Loan Agreement contained negative covenants, events of default, and the obligations under the 2021 BSP Term Loan Agreement are guaranteed by the Company. As of December 31, 2022, Benefit Street Partners held $68.9 million in principal amount of the 2021 BSP Term Loan. As of June 30, 2023, early principal payments had reduced the outstanding balance of the 2021 BSP Term Loan to zero.

Neilwantie Mahabir, a nominee for election to the Board, is Chief Executive Officer of LaRose Industries LLC, which manufactures toy, activity, art and stationery products including under the brands RoseArt and Cra-Z-Art. Lawrence I. Rosen controls LaRose Industries LLC and is the owner of 1,885,672 common shares of the Company, which constitute 17.2% of the common shares outstanding of the Company. Neither the Company nor members of management or the Board has any other business relationship with Mr. Rosen or LaRose Industries LLC.

Pursuant to our Ethical Code of Conduct (a copy of which may be found on our website, www.jakks.com), all of our employees are required to disclose to our General Counsel, the Board of Directors or any committee established by the Board of Directors to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and us. In addition, our Ethical Code of Conduct also directs all employees to avoid any self-interested transactions without full disclosure. This policy, which applies to all of our employees, is reiterated in our Employee Handbook which states that a violation of this policy could be grounds for termination. In approving or rejecting a proposed transaction, our General Counsel, Board of Directors or designated committee will consider the facts and circumstances available and deemed relevant, including but not limited to, the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with our best interests, as they determine in good faith.

Limitation of Directors Liability and Indemnification

Our Amended and Restated Certificate of Incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to a company or its security holders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director’s duty of loyalty to it or its security holders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of a company and its security holders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of a company or its security holders to seek nonmonetary remedies, such as an injunction or rescission against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits us to indemnify our directors, officers, employees or agents or, when so serving at our request, as directors, officers, agents or employees of another company, who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We maintain a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that we may incur, including the indemnification payable to any director or officer. This policy provides for $60.0 million in maximum aggregate coverage, including defense costs. We pay the entire premium for such insurance.

Legal Proceedings

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

We are a party to, and certain of our property is the subject of, various pending claims and legal proceedings that routinely arise in the ordinary course of our business, but we do not believe that any of these claims or proceedings will have a material effect on our business, financial condition or results of operations.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and for 2023, all Forms 3, 4 and 5 required to be filed during 2023 by our Directors and executive officers were timely filed, except for one Form 4 filed one day late by each of our executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our people are our most important resource. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets or proprietary technology, we depend fundamentally on the skills, relationships, energy, and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished, and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly situated executive officers, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis. As discussed in greater depth below, the objectives of our compensation program are designed to execute this philosophy by compensating our executives at the top quartile of their peers.

Our executive compensation program is designed with three main objectives:

●	to offer a competitive total compensation opportunity that will allow us to continue to retain and motivate highly talented individuals to fill key positions;

●	to align a significant portion of each executive’s total compensation with our annual performance and the interests of our stockholders; and

●	reflect the qualifications, skills, experience and responsibilities of our executives.

Administration and Process

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee receives legal advice from our outside general counsel and in previous years has retained a compensation consulting firm, such as Willis Towers Watson (“WTW”), Frederic W. Cook & Co. (“FWC”) and Lipis Consulting, Inc. (“LCI”), which provides advice directly to the Compensation Committee. Historically, the base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Employment Agreements and Termination of Employment Arrangements”), and we expect that to continue in the future. With respect to our executive officers , the Compensation Committee establishes target performance levels for incentive bonuses based on factors that are designed to further our executive compensation objectives.

Historically, factors given considerable weight in establishing bonus performance criteria are Net Sales, Adjusted EPS, which is the net income per share of our common stock calculated on a fully-diluted basis in accordance with GAAP, and Adjusted EBITDA applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items. However, since at least 2022, bonus performance has been based exclusively upon adjusted EBITDA.

On September 27, 2021, the Company amended the employment agreements between the Company and each of Mr. Stephen G. Berman, our Chief Executive Officer, Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and Mr. John Kimble, our Chief Financial Officer. The purpose of the amendments was to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

The current employment agreements with our named executive officers also give the Compensation Committee the authority to award additional compensation to each of them as it determines in the Committee’s sole discretion based upon criteria it establishes.

The Compensation Committee also annually reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. The Compensation Committee annually reviews the base salaries, annual bonuses, total cash compensation, long-term compensation, and total compensation of our senior executive officers.

Our executive officers receive base salary pursuant to the terms of their employment agreement. Mr. Berman has been an executive officer at least since his entry into his employment agreement in 2010, Mr. McGrath became an executive officer on August 23, 2011 pursuant to the terms of an amendment to his employment agreement, and Mr. Kimble became an executive officer when he entered into a letter employment agreement on November 20, 2019. Mr. McGrath ceased being an executive officer effective January 1, 2024 when he assumed the position of President European Operations in our United Kingdom office.

The Compensation Committee also annually reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. The Compensation Committee consulted with a compensation consultant in 2023.

Peer Group

Historically, one of the factors considered by the Compensation Committee is the relative performance and the compensation of executives of peer group companies, which are comprised of a group of companies selected in conjunction with WTW that we believe provides relevant comparative information and represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The composition of the peer group was reviewed annually and adjusted as circumstances warrant. However, for the last few fiscal years we have moved away from this practice as we shifted our focus to performance versus established benchmarks, as described above.

Elements of Executive Compensation

The compensation packages for the Company’s senior executives have both performance-based and non-performance-based elements. Based on its review of each named executive officer’s total compensation opportunities and performance, and the Company’s performance, the Compensation Committee determines each year’s compensation in the manner that it considers to be most likely to achieve the objectives of our executive compensation program. The specific elements, which include base salary, annual cash incentive compensation and long-term equity compensation, are described below.

The Compensation Committee has negative discretion to adjust performance results used to determine annual incentive and the vesting schedule of long-term incentive payouts to the named executive officers and has discretion to grant bonuses even if the performance targets were not met.

Base Salary

Our executive officers receive base salary pursuant to the terms of their employment agreement. Mr. Berman has been an executive officer at least since his entry into his employment agreement in 2010, Mr. McGrath became an executive officer on August 23, 2011 pursuant to the terms of an amendment to his employment agreement, and Mr. Kimble became an executive officer when he entered into a letter employment agreement on November 20, 2019.

Pursuant to the terms of their employment agreements as in effect on December 31, 2013, Messrs. Berman receives a base salary which is increased automatically each year by at least $25,000. Any further increase in base salary, as the case may be above the contractually required minimum increase, is determined by the Compensation Committee based on the Committee’s analysis of a combination of two factors: the salaries paid in peer group companies to executives with similar responsibilities, and evaluation of the executive’s unique role, job performance and other circumstances. Evaluating both of these factors allows us to offer a competitive total compensation value to each individual named executive officer that takes into account the unique attributes of and circumstances relating to each individual and marketplace factors. This approach has allowed us to continue to meet our objective of offering a competitive total compensation value and attracting and retaining key personnel. Based on its review of these factors, the Compensation Committee has generally determined not to increase the base salary of Messrs. Berman above the contractually required minimum increase as unnecessary to maintain our competitive total compensation position in the marketplace. Pursuant to the 2019 and 2023 amendments to his employment agreement, Mr. Berman’s base salary as of August 9, 2019 was increased to $1,700,000 and to $1,800,000 as of January 1, 2023. Going forward, annual increases will be established by the Compensation Committee, with minimum annual increases of $25,000. On February 18, 2021, Mr. Kimble’s base salary was set at $520,000 with annual increases of 4% commencing January 1, 2022.

Annual Cash Incentive Compensation

The function of the annual cash bonus is to establish a direct correlation between the annual incentives awarded to the participants and our financial performance. This purpose is in keeping with our compensation program’s objective of aligning a significant portion of each executive’s total compensation with our annual performance and the interests of our shareholders. The employment agreements for Messrs. Berman, McGrath and Kimble contemplated that the Compensation Committee may grant discretionary bonuses in situations where, in its sole judgment, it believes they are warranted.

The employment agreements in effect during 2019 for Messrs. Berman, McGrath and Kimble provided for an incentive bonus award (payable in cash and restricted stock for Messrs. Berman and McGrath, and in cash and restricted stock units for Mr. Kimble) based on a percentage of each participant’s base salary if the performance goals set by the Compensation Committee are met for that year. The employment agreements for Messrs. Berman and McGrath mandated that the specific criteria to be used is growth in net sales, EBITDA and total shareholder return, and the Committee sets the various target thresholds to be met to earn increasing amounts of the bonus up to a maximum of 300% of base salary for Mr. Berman and 125% for Messrs. McGrath and Kimble, although the Compensation Committee has the ability to increase the maximum in its discretion. The employment agreement for Mr. Kimble provides for the criteria to be similar to Mr. McGrath’s. Commencing in 2012, the Compensation Committee is required to meet to establish criteria for earning the annual performance bonus (and with respect to Mr. Berman, any additional annual performance bonus) during the first quarter of the year. As described elsewhere herein, Mr. Berman’s employment agreement was further amended in 2016, 2019, 2021, 2022 and 2023, Mr. McGrath’s employment agreement was further amended in 2011, 2019 and 2021 and Mr. Kimble’s employment agreement was amended in 2021 and 2022.

The employment agreements in effect in 2019 for Messrs. Berman, McGrath and Kimble, contemplated that the Compensation Committee may grant discretionary bonuses in situations where, in its sole judgment, it believes they are warranted. The Committee approaches this aspect of the particular executive’s compensation package by looking at the other components of the executive’s aggregate compensation and then evaluating if any additional compensation is appropriate to meet our compensation goals. The Committee approved a discretionary bonus of $284,685 to Mr. Kimble for 2021. No discretionary bonuses were awarded for 2022 and 2023 to any executive officer.

Long-Term Compensation

Long-term compensation is an area of particular emphasis in our executive compensation program because we believe that these incentives foster the long-term perspective necessary for our continued success. This emphasis is in keeping with our compensation program objective of aligning a significant portion of each executive’s total compensation with our long-term performance and the interests of our shareholders.

Historically, our long-term compensation program has focused on the granting of stock options that vested over time. However, commencing in 2006 we began shifting the emphasis of this element of compensation, and we currently favor the issuance of restricted stock awards or units. The Compensation Committee believes that the award of full-value shares that vest over time is consistent with our overall compensation philosophy and objectives, as the value of the restricted stock and units vary based upon the performance of our common stock, thereby aligning the interests of our executives with our shareholders. The Compensation Committee has also determined that awards of restricted stock awards and units are anti-dilutive as compared to stock options inasmuch as it feels that less restricted awards have to be granted to match the compensation value of stock options.

Mr. Berman’s 2010 amended and restated employment provided for annual grants of $500,000 of restricted stock which vest in equal annual installments through January 1, 2017, which was one year following the life of the agreement, subject to meeting the 3% vesting condition, as defined in the agreement. As described in greater detail below, pursuant to the 2012 amendment, commencing in 2013, this bonus changed to $3,500,000 of restricted stock, part of which vests over four years and part of which are subject to performance milestones with cliff vesting spread out over three years. Mr. McGrath’s amended employment agreement provides for annual grants of $75,000 of restricted stock which vests in equal installments over three years subject to meeting certain EPS milestones. As explained in greater detail below (see “Employment Agreements and Termination of Employment Arrangement”), it was changed to $1,000,000 of restricted stock effective January 1, 2017 subject in part to time vesting over four years and in part to performance milestones with cliff vesting spread over three years. Mr. Kimble’s employment agreement provided for a grant of $250,000 of restricted stock units (“RSUs”) for the initial year and annual grants of $500,000 of RSUs thereafter subject in part to time vesting over three years and in part to performance milestones with cliff vesting spread over three years. The milestone targets for each of these employment agreements are established by the Compensation Committee during the first quarter of each year. The Company did not meet the vesting requirements contained in any of the employment agreements for 2020, so both Messrs. Berman and McGrath forfeited their stock awards for that year, while some of the vesting requirements were met in 2021 with some awards vesting and others being forfeited. As explained in greater detail below (see “Employment Agreements and Termination of Employment Arrangements”), the employment agreements for Messrs. Berman, McGrath and Kimble also provide for an annual performance bonus based upon net revenue and EBITDA criteria. This bonus, if earned, is payable partially in cash and partially in shares of restricted common stock. Messrs. Berman, McGrath and Mr. Kimble, earned 100% of the bonus based on Total Shareholders Return, EBITDA, and 50% of the bonus based on Net Revenue in 2022, and 75% of the bonus based upon EBITDA criteria for 2021. In 2023 Messrs. Berman, McGrath and Mr. Kimble, earned 100% of the cash-payable bonus based on Total Shareholders Return, EBITDA, and 50% of the bonus based on Net Revenue. In 2023 only Mr. Kimble had unvested performance-based RSUs outstanding and earned 100% of the bonus based on Total Shareholders Return.

Mr. Berman’s, McGrath's and Kimble’s employment agreement also provide for an additional bonus solely in the discretion of the Compensation Committee. After a review of all of the factors discussed above, the Compensation Committee determined that, in keeping with our compensation objectives, Messrs. Berman and McGrath were not awarded any discretionary cash bonuses for 2023, 2022 or 2021. Mr. Kimble received a nil, nil, and $284,685 discretionary bonus for 2023, 2022 and 2021, respectively.

On September 27, 2021, we amended the employment agreements of all of our executive officers, to change the issuance, past and future, of all restricted stock awards to RSUs. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

Other Benefits and Perquisites

Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.

The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. Historically, these perquisites include payment of an automobile allowance and matching contributions to a 401(k) defined contribution plan. In 2021 - 2023, the named executive officers were granted the following perquisites: automobile allowance and 401(k) plan matching contribution for Messrs. Berman, McGrath and Kimble; and a life insurance benefit for Mr. Berman. We value perquisites at their incremental cost in accordance with SEC regulations.

We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our shareholders.

Change of Control/Termination Agreements

We recognize that, as with any public company, it is possible that a change of control may take place in the future and that the threat or occurrence of a change of control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. We further believe that it is essential and in the best interests of the Company and our shareholders to retain the services of our key management personnel in the event of the threat or occurrence of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, which is consistent with our general compensation philosophy, the employment agreement for named chief executive officers contain provisions which guarantee specific payments and benefits upon a termination of employment without good reason following a change of control of the Company. In addition, the employment agreements also contain provisions providing for certain lump-sum payments if the executive is terminated without “cause” or if we materially breach the agreement leading the affected executive to terminate the agreement for good reason, as applicable.

Additional details of the terms of the change of control agreements and termination provisions outlined above are provided below.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and its compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board of Directors for matters outside of the ordinary course and its whistle blower program. Based upon the above, the Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Shareholder Advisory Vote

At our 2023 annual meeting, our shareholders approved our current executive compensation with a majority of all shares actually voting on the issue affirmatively giving their approval. Accordingly, we believe that this vote ratifies our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer ("PEO"). Our PEO is Mr. Berman. Our calculation of the ratio of the median employee compensation to our PEO’s compensation for the year ended December 31, 2023 is set forth below.

Median Employee total annual compensation (excluding Mr. Berman)	$76,178
Mr. Berman’s total annual compensation	$9,219,610
Ratio of PEO to Median Employee Compensation	0.8%

Mr. Berman’s total annual compensation used in the calculation above represents the gross amount reported on Form W-2 for 2023. This amount differs from the 2023 amount of $10.6 million shown on the Summary Compensation Table. The Summary Compensation table includes $3.5 million of restricted stock awards granted on January 1, 2023, none of which were earned and vested as of December 31, 2023. The total amount of compensation earned by Mr. Berman in 2023 related to vested restricted stock awards and included in his total annual compensation above approximately $2.3 million.

In determining the median employee, a listing was prepared of all employees that received compensation for the year ended December 31, 2023. The median amount was selected from the annualized list. As of December 31, 2023, the Company employed 667 persons, of which 280 are based outside of the United States.

Summary Compensation Table – 2022-2023

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($)	($)	Earnings ($)	($) (2)	($)
Stephen G. Berman	2023	1,800,000	5,171,940	3,499,994	—	—	—	50,441	10,552.375
Chief Executive Officer,	2022	1,741,267	5,548,203	5,726,466	—	—	—	71,478	13,087,414
President and Secretary

John J. McGrath	2023	520,000	634,612	519,995	—	—	—	118,947	1,793,554
Chief Operating Officer	2022	520,000	733,022	519,999	—	—	—	43,446	1,816,467

John L. Kimble	2023	562,432	1,001,805	843,648	—	—	—	52,550	2,460,435
Executive Vice President	2022	540,800	753,822	1,352,005	—	—	—	42,046	2,688,673
and Chief Financial Officer

(1)

For Mr. Berman, the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled the lesser of (a) $3.5 million in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock in 2023 and 2022, respectively. For Mr. McGrath, the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled the lesser of (a) $0.5 million in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.05% of outstanding shares of Common Stock in 2023 and 2022, respectively. For Mr. Kimble the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled $843,648 and $540,800 in 2023 and 2022. The awards to Mr. Berman and Mr. McGrath are capped at the amount of available shares in the Plan.

(2)

Represents automobile allowances paid in the amount of $24,306 and $22,528 for Mr. Berman for 2023 and 2022, respectively, $14,400 for Mr. McGrath for both 2023 and 2022, and $18,000 and $13,000 for Mr. Kimble for 2023 and 2022, respectively. The amounts include matching contributions made by us to the Named Executive Officer’s 401(k) defined contribution plan in the amount of $18,150 and $15,250, respectively, for 2023 and 2022, for Mr. Berman, Mr. McGrath and Mr. Kimble. The amounts include $7,985 and $25,265 related to a life insurance policy for Mr. Berman in 2023 and 2022, respectively.

The following table sets forth certain information regarding all equity-based compensation awards outstanding as of December 31, 2023 by the Named Officers:

Outstanding Equity Awards At Fiscal Year-end

Option Awards						Stock Awards / Units
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen G. Berman	—	—	—	—	—	582,588	20,711,003	—	—

John J. McGrath	—	—	—	—	—	73,958	2,629,207	—	—

John L. Kimble	—	—	—	—	—	155,770	5,537,624	—	—

(1)

The product of (x) $35.55 (the closing sale price of the common stock on December 31, 2023) multiplied by (y) the number of unvested restricted shares or units outstanding. These units of stock vest annually until 2026.

The following table sets forth certain information regarding amount realized upon the vesting and exercise of any equity-based compensation awards during 2023 by the Named Executive Officers:

Options Exercises And Stock Vested-2023

	Option Awards		Stock Awards / Units
	Number of	Value	Number of
	Shares	Realized on	Shares	Value
	Acquired on	Exercise	Acquired on	Realized on
Name	Exercise (#)	($)	Vesting (#)	Vesting ($)
Stephen G. Berman	—	—	78,070	1,365,444

John J. McGrath	—	—	26,261	459,305

John L. Kimble	—	—	40,675	956,560

Potential Payments upon Termination or Change in Control

The following tables describe potential payments and other benefits that would have been received by each Named Officer at, following or in connection with any termination, including, without limitation, resignation, severance, retirement or a constructive termination of such Named Officer, or a change in control of our Company or a change in such Named Officer’s responsibilities on December 31, 2023. The potential payments listed below assume that there is no earned but unpaid base salary at December 31, 2023.

Stephen G. Berman

							Involuntary
						Termination	Termination
		Quits For	Upon	Upon	Termination	For	In Connection
	Upon	“Good Reason”	Death	“Disability”	Without	“Cause”	with Change
	Retirement	(3)	(4)	(5)	“Cause”	(6)	of Control (7)
Base Salary	$—	$5,400,000	$—	$—	$5,400,000	$—	$17,895,285	(8)
Restricted Stock Units (1)	—	20,711,003	—	—	20,711,003	—	20,711,003
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $35.55 (the closing sale price of the common stock on December 31, 2023) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2023, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as (i) our violation or failure to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by us, or (ii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Under the terms of Mr. Berman’s employment agreement (see “Employment Agreements”), the provision of health care coverage for Mr. Berman’s children will continue until they reach the maximum age at which a child can be covered as a matter of law under a parent’s policy in the event of his death during the term of his employment agreement.

(5) Defined as the Named Officer’s inability to perform his duties by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 180 days in any consecutive 12-month period.

(6) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based upon convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), (C) or (D), above, such violation or failure has caused, or is reasonably likely to cause, us to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

(7) Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, Mr. Berman is entitled to certain payments upon termination of his employment, including termination following a change in control of our Company. Under the terms of his employment agreement (see “Employment Agreements”), Mr. Berman is entitled to the full amount of the payments and benefits payable in the event of a Change in Control (as defined in the employment agreement) even if it triggers an excise tax imposed by the tax code if the net after-tax amount would still be greater than reducing the total payments and benefits to avoid such excise tax.

(8) Under the terms of Mr. Berman’s employment agreement (see “Employment Agreements”), if a change of control occurs and within two years thereafter Mr. Berman is terminated without “Cause” or quits for “Good Reason,” then he has the right to receive a payment equal to 2.99 times his then current base amount as defined in section 280(G) of the Code (which was $5,985,045 in 2023) and continued health care coverage.

John J. McGrath

							Involuntary
						Termination	Termination
		Quits For		Upon	Termination	For	In Connection
	Upon	“Good Reason”	Upon	“Disability”	Without	“Cause”	with Change
	Retirement	(3)	Death	(4)	“Cause”	(5)	of Control (6)
Base Salary	$—	$1,000,000	$—	$—	$1,000,000	$—	$1,000,000
Restricted Stock Units (1)	—	2,629,207	—	—	2,629,207	—	2,629,207
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $35.55 (the closing sale price of the common stock on December 31, 2023) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2023, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as following a Change of Control (i) any material reduction of the Named Officer’s base salary, (ii) relocation of the Named Officer’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Defined as a Named Officer’s inability to perform his duties by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 90 days in any consecutive 12-month period.

(5) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense or other crime and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), above, such violation is reasonably expected to have a significant detrimental effect on our Company (or any subsidiary).

(6) Under the terms of Mr. McGrath’s employment agreement (see “Employment Agreements”), if a change of control occurs and within one year thereafter Mr. McGrath is terminated without “Cause” or quits for “Good Reason”, then he has the right to receive a payment equal to the greater of two times his then current base salary or the payments due for the remainder of the term of his employment agreement.

John L. Kimble

							Involuntary
						Termination	Termination
		Quits For			Termination	For	In Connection
	Upon	“Good Reason”	Upon	Upon	Without	“Cause”	with Change
	Retirement	(3)	Death	“Disability”	“Cause”	(4)	of Control (5)
Base Salary	$—	$1,687,293	$—	$—	$1,687,293	$—	$1,124,864
Restricted Stock Units (1)	—	5,537,624	—	—	5,537,624	—	5,537,624
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $35.55 (the closing sale price of the common stock on December 31, 2023) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2023, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as (i) any material reduction of the Named Officer’s base salary, (ii) relocation of the Named Officer’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), (C) or (D), above, such violation or failure has caused, or is reasonably likely to cause, us to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

(5) Under the terms of Mr. Kimble’s employment agreement (see “Employment Agreements”), if a change of control occurs and within one year thereafter Mr. Kimble is terminated without “Cause” or quits for “Good Reason”, then he has the right to receive a payment equal to two times his then current base salary.

Compensation of Directors

Analogous to our executive compensation philosophy, it is our desire to similarly compensate our non-employee Directors for their services in a way that will serve to attract and retain highly qualified members of the Board. As changes in securities laws require greater involvement by, and places additional burdens on, a company’s Directors, it becomes even more necessary to locate and retain highly qualified Directors.

In August 2019, following the Recapitalization, our Board of Directors changed the compensation payable to non-employee Directors to provide that (i) each director receives an annual cash fee of $100,000 paid quarterly, (ii) each member of a Committee receives an annual cash fee of $5,000, (iii) the chair of the Audit Committee receives an additional cash fee of $15,000 and (iv) the chair of the other Committees receives an additional $10,000. Mr. Winkler, pursuant to the internal rules of his employer, did not receive any fees as a director until Q2 of 2024 when his fees began to be paid to his employer, Benefit Street Partners.

In February 2010 our Board determined the terms for the minimum shareholding requirements. Pursuant to the new minimum shareholding requirements, each director will be required to hold shares with a value equal to at least two times the average annual cash stipend paid to the director during the prior two calendar years. To illustrate: if an average Director wishes to sell shares in 2024, he/she will have to hold shares with a market value of at least $218,000 prior to and following any sale of shares calculated as of the date of the sale, such $218,000 minimum calculated by taking the average cash stipend of $109,000 paid during the prior two years multiplied by two.

The following table sets forth the compensation earned by our non-employee Directors for our fiscal year ended December 31, 2023:

Director Compensation

						Change in
						Pension Value
						and
		Fees			Non-Equity	Nonqualified
		Earned			Incentive	Deferred
		or Paid in	Stock	Option	Plan	Compensation	All Other
		Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	Incentive ($)	($)	($)	($)
Alexander Shoghi	2023	135,000	—	—	—	—	—	135,000
Zhao Xiaoqiang	2023	100,000	—	—	—	—	—	100,000
Joshua Cascade	2023	105,000	—	—	—	—	—	105,000
Carole Levine	2023	105,000	—	—	—	—	—	105,000
Lori J. MacPherson	2023	105,000	—	—	—	—	—	105,000

Employment Agreements and Termination of Employment Arrangements

We entered into an amended and restated employment agreement with Mr. Berman on November 11, 2010. We entered into an amended employment agreement with Mr. McGrath on August 23, 2011 when he became our Chief Operating Officer. We entered into a new employment agreement with Mr. Kimble on November 20, 2019 when he became our Chief Financial Officer.

On June 7, 2016, we amended the employment agreement between us and Mr. Berman, our Chairman, CEO and President, and entered into Amendment Number Two to Mr. Berman’s Second Amended and Restated Employment Agreement dated November 11, 2010 (the “Berman Employment Agreement”). The terms of the Berman Employment Agreement have been amended as follows: (i) extension of the term until December 31, 2020; (ii) increase of Mr. Berman’s Base Salary to $1,450,000 effective June 1, 2016, subject to annual increases thereafter as determined by the Compensation Committee, with annual minimum increases of $25,000 commencing January 1, 2017; (iii) modification of the performance and vesting standards for each $3.5 million Annual Restricted Stock Grant (“Annual Stock Grant”) provided for under Section 3(b) of the Employment Agreement, effective as of January 1, 2017, so that 40% ($1.4 million) of each Annual Stock Grant will be subject to time vesting in four equal annual installments over four years and 60% ($2.1 million) of each Annual Stock Grant will be subject to three year “cliff vesting” (i.e. payment is based upon performance at the close of the three year performance period), with vesting of each Annual Stock Grant determined by the following performance measures: (a) total shareholder return as compared to the Russell 2000 Index (weighted 50%), (b) net revenue growth as compared to our peer group (weighted 25%) and (c) growth in Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as compared to our peer group (weighted 25%); (iv) modification of the performance measures for award of the Annual Performance Bonus equal to up to 300% of Base Salary (“Annual Bonus”) provided for under Section 3(d) of the Berman Employment Agreement, effective as of January 1, 2017, so that the performance measures will be based only upon net revenues and EBITDA, each performance measure weighted 50%, and with the specific performance criteria applicable to each Annual Bonus determined by the Compensation Committee during the first quarter of each fiscal year; and (v) provision of health and dental insurance coverage for Mr. Berman’s children in the event of his death during the term of the Berman Employment Agreement.

On August 9, 2019, we further amended the Berman Employment Agreement as follows: (i) increase of Mr. Berman’s Base Salary to $1,700,000, effective immediately; (ii) addition of a 2020 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, and subject to additional terms and conditions as set forth therein; (iii) addition of a special sale transaction bonus equal to $1,000,000 if we enter into and consummate a Sale Transaction on or before February 15, 2020, subject to additional terms and conditions as set forth therein; (iv) modification of the Berman Annual Stock Grant provided for under section 3(b) of the Berman Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the Berman Annual Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on December 31, 2019), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant; (v) waiver of certain “Change of Control”, Liquidity Event, and other provisions under the Berman Employment Agreement with respect to certain Specified Transactions; and (vi) modification of the definition of “Good Reason Event” to include a change in membership of the Board such that following such change, a majority of the directors are not Continuing Directors. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the third amendment.

On November 18, 2019, we further amended the Berman Employment Agreement as follows: (i) to extend the term of the Berman Employment Agreement for an additional year through December 31, 2021; (ii) addition of a 2021 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the Berman Annual Stock Grant provided for under section 3(b) of the Berman Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the Berman Annual Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the Company’s 2002 Plan as of such date; and, provided, further, that we shall not be obligated to amend the 2002 Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the 2002 Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the fourth amendment.

On February 18, 2021, we further amended the Berman Employment Agreement as follows: (i) to extend the Term of the Berman Employment Agreement for an additional three years through December 31, 2024; (ii) addition of a performance bonus opportunity for 2022 – 2024 in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; and (iii) modification of the Annual Restricted Stock Grant provided for under section 3(b) of the Berman Employment Agreement, effective as of January 2022, so that the number of shares of Restricted Stock granted pursuant to such Annual Restricted Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Berman (and no cash substitute shall be provided to Mr. Berman) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the fifth amendment.

On September 29, 2016, the Company amended the employment agreement between the Company and Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and entered into Amendment No. 4 to Mr. McGrath’s Employment Agreement, dated March 4, 2010 which was effective January 1, 2010 (the “McGrath Employment Agreement”). The terms of the McGrath Employment Agreement were amended as follows: (i) extension of the term until December 31, 2020; (ii) modification of the performance and vesting standards for each Annual Restricted Stock Grant (“Annual Stock Grant”) provided for under Section 3(d) of the McGrath Employment Agreement, effective as of January 1, 2017, as follows: each Annual Stock Grant will be equal to $1 million, and 40% ($0.4 million) of each Annual Stock Grant will be subject to time vesting in four equal annual installments over four years, and 60% ($0.6 million) of each Annual Stock Grant will be subject to three year “cliff vesting” (i.e. vesting is based upon satisfaction of the performance measures at the close of the three year performance period), determined by the following performance measures: (A) total shareholder return as compared to the Russell 2000 Index (weighted 50%), (B) net revenue growth as compared to our peer group (weighted 25%) and (C) growth in EBITDA as compared to our peer group (weighted 25%); and (iii) modification of the Annual Performance Bonus (“Annual Bonus”) provided for under Section 3(e) of the McGrath Employment Agreement, effective as of January 1, 2017, as follows: the Annual Bonus will be equal to up to 125% of Base Salary, and the actual amount will be determined by performance measures based upon net revenues and EBITDA, each performance measure weighted 50%, and with the specific performance criteria applicable to each Annual Bonus determined by the Compensation Committee during the first quarter of each fiscal year, and payable in cash (up to 100% of Base Salary) and shares of our common stock (any excess over 100% of Base Salary) with the shares of stock vesting over three years in equal quarterly installments.

Effective February 28, 2018, we entered into a Fifth Amendment to the McGrath Employment Agreement, to provide that if a change of control occurs and within one year thereafter Mr. McGrath is terminated without “Cause” or quits with “Good Reason”, then he has the right to receive a payment equal to the greater of two times his then current base salary or the payments due for the remainder of the term of his Employment Agreement. The Fifth Amendment amended the definition of “Cause” to mean (i) Mr. McGrath’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense or other crime and either Mr. McGrath’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that Mr. McGrath has: (A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary); (B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, regulation or ordinance, or any material policy, rule, regulation or practice established by our Company or our Board of Directors; (C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with the Company; and that, in the case of any violation or failure referred to in clause (B), above, such violation is reasonably expected to have a significant detrimental effect on our Company (or any subsidiary). The Fifth Amendment provided for definition of the term “Good Reason” to mean i) any material reduction of Mr. McGrath’s base salary, (ii) relocation of Mr. McGrath’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of Mr. McGrath’s employment resulting from any action or failure to act by the Company.

Effective December 31, 2019 we amended the McGrath Employment Agreement as follows: (i) to extend the term of the McGrath Employment Agreement for an additional year through December 31, 2021; (ii) a 2020 and 2021 performance bonus opportunity in a range between twenty-five percent (25%) and one hundred twenty-five percent (125%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the McGrath Annual Stock Grant provided for under section 3(d) of the McGrath Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the McGrath Annual Stock Grant equal the lesser of (a) $1,000,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 0.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the 2002 Plan as of such date; and, provided, further, that we shall not be obligated to amend the 2002 Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the 2002 Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the McGrath Employment Agreement, as amended by such amendment.

On June 18, 2021, the Company amended the McGrath Employment Agreement as follows: (i) to extend the Term of the McGrath Employment Agreement for an additional two years through December 31, 2023; (ii) to set the Base Salary, effective January 1, 2022, at the rate of $520,000 per annum; (iii) addition of a performance bonus opportunity for fiscal years 2022 and 2023 in a range between twenty-five percent (25%) and one hundred twenty five percent (125%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; and (iv) addition of a provision for the issuance on the first business day of each of calendar years 2022 and 2023 of that number of Restricted Stock Units that are equal to the lesser of (A) an amount in value (determined as provided below) equal to Mr. McGrath’s Base Salary then in effect or (B) 1.05% of common shares outstanding of the Company, which shall vest in two equal installments on each anniversary of grant; provided, that no such award shall be made (and no cash substitute shall be provided) to the extent shares are not available for grant under the Company’s 2002 Stock Award and Incentive Plan (as in effect on the date hereof and as subsequently may be amended, from time to time, or any successor plan, the “Plan”) as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. The number of Shares in each annual grant of Restricted Stock Units will be determined by the closing price of a share of the Company's common stock on December 31, 2021 with respect to the 2022 award, and December 31, 2022 with respect to the 2023 award.

On March 7, 2023 the Company amended the McGrath Employment Agreement and entered into a Letter Agreement with Mr. McGrath (the “Letter Agreement”). The two Agreements amend the McGrath Employment Agreement as follows: (i) extend the term of the McGrath Employment Agreement for an additional two years through December 31, 2025; (ii) change his title and responsibilities to be that of President European Operations, (iii) set the Base Salary, effective January 1, 2024, at the rate of $500,000 per annum; and (iv) make any performance bonus discretionary. As a result of these changes, Mr. McGrath ceased being an executive officer effective January 1, 2024.

Effective November 20, 2019, we entered into a letter agreement with John L. Kimble (the “Kimble Employment Agreement”). The Kimble Employment Agreement provides that Mr. Kimble will be our Executive Vice President and Chief Financial Officer as an at-will employee at an annual salary of $500,000. Mr. Kimble will also receive a grant of $250,000 restricted stock units (“RSUs”) on the date hereof and annual grants of $250,000 of RSUs for the initial year and $500,000 annual grants of RSUs for every year thereafter. The number of shares in each annual grant of RSUs will be determined by the closing price of our common stock on the last trading day prior to the day of each annual grant. 60% ($150,000 for the first year and $300,000 thereafter) of each annual grant of RSUs will be subject to three year “cliff vesting” (i.e. vesting is based upon performance at the close of the three year performance period), with vesting of each annual grant of RSUs determined by the following performance measures: (i) Total shareholder return as compared to the Russell 2000 Index (weighted 50%); (ii) Net revenue growth as compared to the Company’s peer group (weighted 25%), and (iii) EBITDA growth as compared to the Company’s peer group (weighted 25%). 40% ($100,000 for the first year and $200,000 thereafter) of each annual grant of RSUs will vest in 3 equal annual installments commencing on the first anniversary of the date of grant and on the second and third anniversaries thereafter. The Kimble Employment Agreement also contains provisions relating to benefits, change of control, and an annual performance-based bonus award equal to up to 125% of base salary.

On February 18, 2021, we amended the Kimble Employment Agreement as follows: (i) changing Mr. Kimble’s status from an “employee at will” by providing for a term extending through December 31, 2024; (ii) increase in annual salary to $520,000 effective immediately and annual increases of at least 4% commencing January 1, 2022; (iii) modification of the cash performance bonus opportunity for 2021 – 2024 in a range between twenty-five percent (25%) and one hundred twenty five percent (125%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iv) modification of the provision of the Kimble Employment Agreement captioned “Restricted Stock Awards”, effective as of January 2022, to provide for the annual grant of a number of shares of Restricted Stock equal to the lesser of (a) Mr. Kimble’s Base Salary in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.05% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Kimble (and no cash substitute shall be provided to Mr. Kimble) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (v) as described above, inasmuch as this first amendment changes Mr. Kimble’s status as an employee at will, the Kimble Employment Agreement has also been revised to include provisions regarding minimum stock ownership requirements, “clawback” provisions and termination provisions for “Cause” and “Good Reason”, all of which new provisions, are similar to the provisions in the employment agreements of the Company’s other executive officers. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Kimble Employment Agreement, as amended by the first amendment.

On September 27, 2021, the Company amended the employment agreements between the Company and each of Mr. Stephen G. Berman, our Chief Executive Officer, Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and Mr. John Kimble, our Chief Financial Officer. The purpose of the amendments was to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

On October 25, 2022, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 7 to the Berman Employment Agreement. The terms of the Berman’s Employment Agreement have been amended as follows: (i) to extend the terms of the Berman Employment Agreement for an additional two years through December 31, 2026; (ii) addition of a performance bonus opportunity for 2025-2026 in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth herein; (iii) provision of an Annual Restricted Stock Unit Grant as provided for under section 3(b) of the Berman Employment Agreement, effective as of January 2025, if a number of shares of Restricted Stock Units granted pursuant to such Annual Restricted Stock Unit Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Berman (and no cash substitute shall be provided to Mr. Berman) to the extent shares are not available for grant under the Plan as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (iv) in consideration of Mr. Berman agreeing to extend the term of his employment agreement, a grant of 183,748 Restricted Stock Units, which shall vest in two equal installments of 91,874 Restricted Stock Units each on October 25, 2025 and October 25, 2026 (provided that Executive remains employed by the Company on such date(s), as applicable.) All capitalized terms used but not defined in the two previous sentences have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the seventh amendment.

On October 25, 2022, the Company amended the employment letter agreement between the Company and Mr. John L. Kimble, Chief Financial Officer and Executive Vice President, and entered into Amendment No. 1 to the Kimble Employment Agreement. The terms of the Kimble Employment Agreement have been amended as follows: (i) to extend the Term of the Kimble Employment Agreement for an additional two years through December 31, 2026; (ii) modification of existing cash performance bonus opportunity for 2023 – 2026 in a range between twenty-five percent (25%) and two hundred percent (200%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the Kimble Employment Agreement captioned “Restricted Stock Awards”, effective as of January 2023, to provide for the annual grant of a number of shares of Restricted Stock Units equal to the lesser of (a) 150% of Base Salary in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.50% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Kimble (and no cash substitute shall be provided to Mr. Kimble) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (iv) in consideration of Mr. Kimble agreeing to extend the term of his employment agreement, a grant of 41,988 Restricted Stock Units, which shall vest in two equal installments of 20,994 Restricted Stock Units each on October 25, 2025 and October 25, 2026 (provided that Executive remains employed by the Company on such date(s), as applicable.) All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Kimble Employment Agreement, as amended by the first amendment.

On March 31, 2023, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 8 to the Berman Employment Agreement. The terms of the Berman Employment Agreement have been amended to increase Mr. Berman’s Base Salary to an annual rate of $1,800,000, effective January 1, 2023, and for each subsequent calendar year during the Term at an annual rate to be determined by the Compensation Committee of the Company’s Board of Directors but is at least $25,000 more than the annual rate in the immediately preceding year.

The foregoing is only a summary of the material terms of our employment agreements with our Executive Officers. For a complete description, copies of such agreements have been publicly filed and are available in their entirety as exhibits to our Annual Reports filed with the SEC or are otherwise incorporated therein by reference.

On October 19, 2011, our Board of Directors approved the material terms of and adoption of our Company’s Change in Control Severance Plan (the “Severance Plan”), which applies to certain of our key employees. None of our named executive officers participate in the Severance Plan. The Severance Plan provides that if, within the two year period immediately following the “change in control” date (as defined in the Severance Plan), a participant has a qualifying termination of employment, the participant will be entitled to severance equal to a multiple of monthly base salary, which multiple is the greater of (i) the number of months remaining in the participant’s term of employment under his or her employment agreement and (ii) a number ranging between 12 and 18; accelerated vesting of all unvested equity awards; and continued health care coverage for the number of months equal to the multiple used to determine the severance payment. On February 26, 2020 our Board of Directors terminated the Severance Plan, but such termination would not be effective as to any employee who was a participant as of the termination date if a Change In Control were to occur prior to the twelve-month period following the termination date.

Employee Benefits Plan

We sponsored for our U.S. employees, a defined contribution plan under Section 401(k) of the Internal Revenue Code. The Plan provided that employees may defer up to 50% of their annual compensation subject to annual dollar limitations, and that the Company would make a matching contribution equal to 100% of each employee’s deferral, up to 5% of the employee’s annual compensation. Company-matching contributions, which vest immediately, totaled $1.5 million, $2.1 million and $1.9 million for the year ended December 31, 2023, 2022 and 2021, respectively.

Starting December 2023, we sponsored for certain of our U.S. based senior employees, a nonqualified deferred compensation plan which includes provisions for salary deferrals and discretionary contributions on a deferred tax basis. As of December 31, 2023 we have not made any discretionary matching contributions to the plan. Employees direct the investment of their account balances, and we invest amounts held in the associated investment trust consistent with these directions. The value of the assets held in trust by the nonqualified plan was $41,000 as of December 31, 2023.

The Company has statutory benefit plans outside the U.S., which are not material.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a director or member of a compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

Pay vs. Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“NEOs”) as well as certain financial performance of the Company. The following table sets forth additional compensation information for our principal executive officer (PEO) and our non-PEO named executive officers (“Non-PEO NEOs”), calculated in accordance with Item 402(v) of Regulation S-K, for fiscal years 2023 and 2022.

					Value of Initial
	Summary		Average Summary	Average	Fixed $100
	Compensation	Compensation	Compensation Table	Compensation	Investment
	Table Total	Actually Paid	Total for	Actually Paid to	Based on Total	Net Income
Year	For PEO (1)	To PEO (2)	Non-PEO NEOs (3)	Non-PEO NEOs (4)	Non-PEO NEOs (5)	(in millions)
2023	$10,522,375	$22,454,003	$2,126,995	$4,786,597	$349.90	$38,113
2022	13,087,414	15,174,520	2,252,570	3,082,281	172.15	91,083

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Stephen G. Berman, in the Summary Compensation Table of our 10-K for fiscal years 2023 and 2022.
(2)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Berman during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.

(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO, namely Messrs. Kimble and McGrath for fiscal years 2023 and 2022.
(4)

The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table for fiscal years 2023 and 2022, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.

(5)

Assumes an investment of $100 for the period starting on January 1, 2022 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $10.16 on December 31, 2021; (ii) $17.49 on December 31, 2022; and (iii) $35.55 on December 31, 2023.

The following table details the adjustments to the Summary Compensation Table to determine average “compensation actually paid” for the PEO and NEOs (other than the PEO), as computed in accordance with SEC Item 402(v). Amounts do not reflect the actual compensation earned by or paid to our PEO and NEOs during the applicable year.

	PEO		NEO
	2023	2022	2023	2022
Total Compensation (Per Comp Table)	$10,522,375	$13,087,414	$2,126,995	$2,252,570
Less: Grant date FV of RSUs on Summary Compensation Table	(3,499,994)	(5,726,466)	(681,822)	(936,002)
Add: YE FV of RSUs granted in CY and unvested in CY	7,114,053	6,960,425	1,385,863	1,280,242
Add: Change in FV of unvested awards granted in PY	6,907,625	837,709	1,370,420	404,785
Add: Change in FV from PY to vesting date of awards granted in PY that vested in CY	1,409,944	15,438	604,432	80,687
Less: Performance-based shares forfeited in CY (FV @ end of PY YE)	—	—	(19,291)	—
Average compensation actually paid	$22,454,003	$15,174,520	$4,786,597	$3,082,282

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above.

Relationship Between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2023 increased by 350% compared to (a) an increase in “compensation actually paid” to our PEO from $15,174,520 in 2022 to $22,454,003 in 2023 and (b) an increase in average “compensation actually paid” to our non-PEO NEOs from $3,082,281 in 2022 to $4,786,597 in 2023. In addition, our net income during the two-year period ended December 31, 2023 decreased by 58%, from $91.1 million in 2022 to $38.1 million in 2023, compared to the aforementioned changes in “compensation actually paid” to our PEO and non-PEO NEOs.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm BDO USA as our principal independent auditors for the fiscal year ending December 31, 2024. BDO USA has been our independent auditors since June 2006.

If the appointment of BDO USA is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of BDO USA are expected to be virtually present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they so desire.

Before our principal accountant is engaged by us to render audit or non-audit services, as required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq, such engagement is approved by the Audit Committee.

The following are the fees of BDO USA, our principal accountant (PCAOB ID: 243), for the two years ended December 31, 2023, for services rendered in connection with the audit for those respective years (all of which have been pre-approved by the Audit Committee):

	2023	2022
Audit Fees	$2,290,513	$1,768,655
Audit Related Fees	4,400	4,200
	$2,294,913	$1,772,855

Audit Fees consist of the aggregate fees for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees. These fees primarily relate to audits of employee benefit plans.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, BDO USA, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) auditing standard AS 1301 Communications with Audit Committee, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from BDO USA to the Audit Committee as required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee

Alexander Shoghi (Chair), Matthew Winkler, Carole Levine

ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION

(Proposal No. 3)

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as "say on pay") on the compensation of the executive officers named in the "Summary Compensation Table" above (collectively, the "named executive officers"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance. Please see the “Compensation Discussion and Analysis” and the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

STOCKHOLDERS PROPOSALS FOR 2025 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2025 at our principal executive offices on or before July 5, 2025. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before September 16, 2025. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405, Attention: Stephen G. Berman, Secretary.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Reports on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and financial statement schedules. Anyone requesting such documents shall submit the request in writing to: JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, CA 90405, Attn.: John L. Kimble, Chief Financial Officer.

By Order of the Board of Directors,
Stephen G. Berman,
Secretary
October 25, 2024

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL

VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO

ATTEND, YOU ARE URGED TO VOTE ONLINE OR BY TELEPHONE OR BY WRITTEN PROXY.

STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING MAY VOTE THEIR

SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.